Exhibit 10.7

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Exclusive License Agreement

1.	Parties

1.1	Dr Stefan Karlsson personal id.no [***] and Maria Dahl personal id.no [***] (the “Original Rights Holders”) together with any and all postdocs or other researchers adhering to this Agreement in accordance with Section 10 (collectively referred to as the “Rights Holders”, and each being a “Rights Holder”).

1.2	AVROB10, Inc., a Delaware Corporation in the USA, with an address of 400 Technology Square, 10th Floor, Cambridge, MA 02139; (“AVROBIO”)

1.3	All of the Rights Holders, on the one hand, and AVROBIO, on the other hand, are also referred to each as a “Party”, and together as the “Parties”.

1.4	Notwithstanding Section 1.3, an obligation or right under this Agreement (except confidentiality obligations) for a Rights Holder relating to specific Rights shall apply to a given Rights Holder only if and to the extent that the relevant Rights Holder has a legal interest in and to (in whole or in part) such Rights. Each Rights Holder is liable for his/her own obligations under this Agreement and, except to the extent expressly provided in Section 5.2 and Section 15 or otherwise mutually agreed in writing between and among the Rights Holders, no Rights Holder shall be responsible for any other Rights Holder’s obligations hereunder.

2.	Definitions

2.1	When used in this Agreement, terms set out below have the following meanings:

Agreement	means this exclusive license agreement.

Confidential Information	means any non-public information relating to the terms of this Agreement, the Project or the Rights, including any regulatory, scientific or other business information of a Party or its affiliates disclosed to another Party before or during the term of this Agreement.

Contract Research Agreement	means the contract research agreement entered into between LU and AVROBIO regarding the Project and dated January 17, 2017.

Effective Date	means the date when this Agreement has been duly signed by AVROBIO and each of the Original Rights Holders.

Field of Use	means any and all uses relevant to Gaucher disease.

First Commercial Sale	means the first commercial sale of a Product by AVROBIO or any of its affiliates or sublicensees to a third party in a commercial arm’s length transaction.

License	has the meaning set out in Section 4.

LU	means Lund University, registration no. 202100-3211, with address P.O. Box 117, SF.-22I 00 Lund, Sweden.

Pivotal Trial	means a trial in any country conducted in accordance with ICH GCP that is designed and executed to prospectively establish statistically significant evidence of efficacy and safety of a Product as a basis for a marketing authorization or that would otherwise satisfy requirements of 21 CFR 312.21(c), or its foreign equivalent.

Product(s)	means any product (a) the manufacture, use or sale of which, but for the License granted hereunder, would infringe a valid claim of a patent right within the Rights, or (b) incorporates, practices or was developed through material use of the information, data and/or know-how in the Rights.

Project	means the fully-funded commissioned research project in Gaucher Disease, described and to be carried out under the Contract Research Agreement.

Results	means any ideas, inventions, discoveries, know-how, data, documentation, reports, materials, writings (except publications), designs, computer software, processes, principles, methods, techniques and other information, recorded in any form, that before the Effective Date have been, or after the Effective Date are, discovered, conceived, reduced to practice or otherwise generated through work performed under or otherwise resulting from the Project.

Rights	means any and all rights of the Rights Holders, whenever created and in whatever form, and regardless of as to whether patented/patent applied for or not, to gene therapy compositions and methods for use in the prevention, modulation or treatment of Gaucher disease, and to any improvements thereof, including any and all rights of the Rights Holders to the Technology, the LU Background Information (as defined in the Contract Research Agreement) and to the Results.

Technology	means the ideas, inventions, discoveries, know-how, data, documentation, reports, materials, writings (except publications), designs, computer software, processes, principles, methods, techniques and other information relating to the Gaucher Disease program al LU led by Dr. Stefan Karlsson and created, conceived or developed by the Rights Holders (or one or some of them as applicable), including all patents, know-how, materials and other intellectual property rights, and including, without limitation, those items listed in Appendix 1.

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3.	Background

3.1	AVROBIO has entered into the Contract Research Agreement with LU, under which AVROBIO has engaged LU for the performance of the contract research Project relating to Gaucher Disease.

3.2	The Rights Holders arc active within the Project.

3.3	AVROBIO’s willingness to fund the Project has been and continues to be conditioned upon having an exclusive license agreement established, for the granting by the Rights Holders of an exclusive license to AVROBIO in respect of the Rights.

3.4	In light of the foregoing been, the Parties have entered into this Agreement.

4.	License

4.1	Each of the Rights Holders hereby grants to AVROBIO an exclusive, worldwide, transferable, sub-licensable license under such Rights Holder’s interest in the Rights to research, have researched, develop, have developed, make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported, export and have exported Products in the Field of Use (the “License”).

4.2	The exclusivity for AVROBIO under the License shall apply also vis-a-vis each Rights Holders, and shall be subject to the right of LU to use the Rights for non-commercial academic research and educational purposes as granted to LU under the Contract Research Agreement, but shall be subject to no other rights of any other person.

5.	Consideration[1]

5.1	As consideration for the License, within [***] days after the first achievement of each of the following milestone events, AVROBIO shall pay the following amounts (each one time only) to the Rights Holders:

i.	US $[***] upon [***]; and

ii.	US $[***].

5.2	Payment of each amount set out in Section 5.1 shall be made within [***] from the date when the event triggering the payment obligation occurred. Payment shall be made in immediately available funds to a bank account designated by Dr Stefan Karlsson on behalf of all of the Rights Holders in a written notice delivered lo all of the notice addresses for the Parties in accordance with Section 15. AVROBIO shall have no liability or responsibility when it comes to the allocation or forwarding of the amounts set

[1]	NTD: The Rights Holders need enter into a separate agreement describing how these amounts shall be distributed among the Rights Holders

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5.3	out in Section 5.1 on or to the individual Rights Holders, and AVROBIO shall have fully fulfilled all its obligations under this Agreement with respect to the payment of such amounts when such amounts or any component thereof have been paid to the account designated by such written notice to AVROBIO. Each Rights Holder agrees that he/she shall not make any claim against AVROBIO with respect to any payment that has been made by AVROBIO to the designated account in accordance with this Section 5.2.

6.	Patent Filing, Maintenance and other Protection

6.1	Patent Filing and Maintenance

(a)	The Rights Holders have the right, but not the obligation, as shall be agreed among the Rights Holders in writing, using legal counsel of their choice and at their expense, to file, prosecute and maintain patents and patent applications and/or seek other protection for results or innovations within the Rights, provided that the Rights Holders shall always consult with AVROBIO and take reasonable consideration to the views of AVROBIO in connection with such activities, in each case prior to taking actions. The Rights Holders shall pay all licenses, recording, registration, renewal and other similar fees in connection with maintenance of patents and patent applications for results or innovations within the Rights.

(b)	If the Rights Holders in accordance with their written agreement elect not to file, prosecute, defend or maintain any patent or patent application or other potential protection for results or innovations within the Rights in any country, then the Rights Holders shall inform AVROBIO of such election and AVROBIO will have the right, but not the obligation, at its own expense and in its own name, to tils, prosecute, defend, and maintain such patent or patent application or seek other protection.

(c)	If a given Rights Holder no longer wishes to file, prosecute, defend or maintain in force a patent for results or innovations within the Rights in one or several countries, the relevant Rights Holder will notify AVROBIO and, upon written request of AVROBIO timely assign and transfer his/her rights in the relevant patent to AVROBIO against no additional remuneration or, if the relevant Rights Holder reasonably concludes that it is not entitled to so assign and transfer his/her rights in the relevant patent to AVROBIO, the Rights Holder will notify AVROBIO and instead offer AVROBIO to, at its own expense but in the name of the relevant Rights Holder, maintain the relevant patent, and AVROBIO may thereafter at its own expense file, prosecute, defend or maintain the relevant patent in such a country, and AVROBIO shall have the right to deduct from any payment under Section 5.1 (if and to the extent that such payment then remains outstanding and unpaid), costs and expenses (including reasonable attorneys’ fees) incurred by AVROBIO for maintaining any such patent as stipulated in this Section 6.1(c).

6.2	Infringement by Third Parties

(a)	If, during the term of this Agreement, any Party learns of any actual, alleged or threatened infringement by a third party of any Rights, such Party shall promptly notify the other Party and shall provide such other Party with available information about such alleged potential infringement.

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(b)	AVROBIO shall have the first right (but not the obligation), at its own expense and with legal counsel of its own choice, to bring suit (or take other appropriate legal action) against any actual, alleged or threatened infringement of the Rights relevant to the Field of Use. The Rights Holders shall have the right, at their own expense, to be represented in any such action by one set of counsel of the Rights Holders’ joint choice. If AVROBIO does not file any action or proceeding against such alleged infringer(s) or take other reasonable actions to resolve such infringement within a reasonable period of time not to exceed [***] after AVROBIO’s receipt of a written notice from the Rights Holders requesting AVROBIO to take action with respect to such infringement and that is issued after delivery of the relevant notices pursuant to Section 6.2(a) with respect to such infringement, and provided that the relevant infringement adversely affects the rights of the Rights Holders hereunder, then the Rights Holders shall have the right (but not the obligation), at their own expense and as mutually agreed by all relevant Rights Holders, to bring suit (or take other appropriate legal action) against such actual, alleged or threatened infringement, with legal counsel of the Rights Holders’ own choice. No Party shall be permitted to settle any such suit without the prior consent of the other Parry, such consent not to be unreasonably withheld, conditioned or delayed. If the Rights Holders lake any such action as permitted above, AVROBIO shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Any damages, monetary awards or other amounts recovered, whether by judgment or settlement, pursuant to any suit, proceeding or other legal action taken under this Section 6.2, shall be applied as follows:

i.	First, to reimburse the Parties for their respective costs and expenses (including reasonable attorneys’ fees and costs) incurred in prosecuting such enforcement action in accordance with this Section 6.2;

ii.	Second, to [***] in reimbursement for [***]; and

iii.	Third, any amounts remaining shall be allocated [***] percent to the Party bringing the action and [***]% to the other Party.

(c)	If a Party brings any such action or proceeding hereunder, the other Party (including each Rights Holder as relevant) agrees to be joined as party plaintiff if necessary to prosecute such action or proceeding, and to give the Party bringing such action or proceeding reasonable assistance and authority to file and prosecute the suit.

6.3	Patent Infringement Claims Each Party shall notify the other Party promptly in writing of any claim of, or action for, infringement of any patents of, or misappropriation of trade secret rights of, any third party which is threatened, made or brought against either Party by reason of the use of the Rights or the development, manufacture, use or sale of Products by AVROBIO, and following such notification the Parties will confer on how to respond.

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7.	Intellectual Property Rights

7.1	Each Rights Holder retains title to his/her interest in the Rights, including any and all intellectual property rights and know-how related thereto, save if and to the extent this Agreement expressly provides otherwise. For clarity, AVROBIO shall have and retain title and interest in and to any and all rights, results and/or know-how that is obtained or developed by A VROBIO through practice of the License or otherwise as a result of its research on and development, manufacture, sale and marketing of Products in the Field of Use. In the event that any Rights are jointly invented by AVROBIO and any Rights Holder, such Rights shall be jointly owned by the relevant Rights Holder(s) and AVROBIO and, notwithstanding Section 6.1, AVROBIO shall have the first right to file, prosecute, defend or maintain any patent or patent application claiming the relevant Rights in accordance with the principles of Section 6.1, mutatis mutandis.

8.	Representations and Warranties

8.1	Each one of the Rights Holders represents and warrants to AVROBIO as follows:

i.	he/she has good title to and ownership of his/her interest in the Rights, and such Rights Holder has full right and qualification to grant the licenses and rights regarding such Rights in accordance with this Agreement;

ii.	he/she knows of no other person or entity other than another Rights Holder having any claim of ownership in and to the Rights;

iii.	his/her interest in the Rights is not encumbered with any lien, right of pledge, license, option right or any similar right;

iv.	such Rights Holder has the right to enter into this Agreement and grant the License hereunder;

v.	the execution, delivery and performance of this Agreement does not and will not result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which he/she is a party or by which he/she or his/her properties may be bound or affected.

8.2	AVROBIO represents and warrants to the Rights Holders as follows:

i.	the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and do not and will not result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected.

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9.	Indemnification

9.1	Each Rights Holder will indemnify, defend and hold harmless AVROBIO, its affiliates, and its and their respective officers, directors, employees and agents (collectively, the “AVROBIO Indemnitees”) against any third party claims, including reasonable attorneys’ fees for defending those claims, to the extent such claims arise out of or relate to (a) such Rights Holder’s negligence or willful misconduct; or (b) such Rights Holder’s breach of this Agreement including any representation or warranty hereunder.

9.2	AVROBIO will indemnify, defend and hold harmless the Rights Holders, their heirs, successors and permitted assigns (collectively, the “Rights Holder Indemnitees”) against any third party claims, including reasonable attorneys’ fees for defending those claims, to the extent such claims arise out of or relate to (a) the practice of the License by AVROBIO or its affiliates (except to the extent such claims result from any Rights Holder’s breach of this Agreement, including any representation or warranty hereunder, or a Rights Holder Indemnitee’s negligence or willful misconduct); (b) AVROBIO’s negligence or willful misconduct; or (c) AVROBIO’s breach of this Agreement.

9.3	Each Party must notify the other Party within [***] after receipt of any claims made for which the other Party might be liable under Section 9.1 or 9.2, as applicable. The indemnifying Party will have the sole right to defend, negotiate, and settle such claims. The indemnified Party will be entitled to participate in the defense of such matter and to employ counsel at its expense to assist in such defense; provided, however, that the indemnifying Party will have final decision-making authority regarding all aspects of the defense of the claim. The indemnified Party will provide the indemnifying Party with such information and assistance as the indemnifying Party may reasonably request, at the expense of the indemnifying Party. Neither Party will be responsible or bound by any settlement of any claim or suit made without its prior written consent; provided, however, that the indemnified Party will not unreasonably withhold or delay such consent.

10.	Status of the Parties; New Project Participants

10.1	In performing obligations under this Agreement, each Rights Holder shall at all times act as an independent contractor to AVROBIO. This Agreement shall not create any relationship whereby any Rights Holder shall be an agent or legal representative of AVROBIO for any purpose whatsoever and creates no relationship of employment, principal and agent, partnership or joint venture. No Rights Holder shall have any authority to bind AVROBIO or to create any express or implied obligation for AVROBIO, and shall not hold himself or herself out as having such authority. The Rights Holders shall have full responsibility for payment of, and shall pay, all compensation, social security, unemployment, withholding and other taxes and charges (including, but not limited to any value-added tax or other fees that may be imposed on the amounts payable to them by AVROBIO under this Agreement), as and when the same become due and payable, and AVROBIO shall have no obligation to pay or make available any employee benefit to any Right Holder. The Rights Holders shall indemnify AVROBIO and hold AVROBIO harmless to the extent of any obligation described in the preceding sentence imposed on AVROBIO to pay any such amounts in connection with this Agreement.

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10.2	The Rights Holders agree that before introducing or involving any new person in the Project other than the current Rights Holders, and as a condition for such introduction or involvement, such person shall agree to be bound by this Agreement in writing and thereby agree that any results or innovations generated by such person in the course of performance of the Project will be covered by the License under the terms of this Agreement, and a copy of each such Right’s Holders agreement shall promptly be provided to AVROBIO.

11.	Term

11.1	This Agreement shall enter into force on the Effective Date and shall remain in force until the later of;

i.	the twentieth (20th) anniversary of the Project end date;

ii.	the expiration of the term of any patent filed on Rights and containing one or more claims that would be infringed by the manufacture, sale or use of any Product in any part of the world;

iii.	if the manufacture, use or sale of a Product is covered by a marketing exclusivity right in any part of the world, the term of such marketing exclusivity right; or

iv.	if AVROBIO or any of its sublicensees, partners or contractors at any such point in time described above still commercializes a Product, for so long as AVROBIO or any of its sublicensees, partners or contractors continues to commercialize a Product.

11.2	Either AVROBIO on the one hand, or all Rights Holders by unanimous mutual agreement on the other hand, may terminate the Agreement immediately by giving written notice to the other Party in the following circumstances:

i.	if AVROBIO on the one hand, or any Rights Holder on the other hand should commit a material breach of the Agreement without fully rectifying such breach within [***] after having been given written notice thereof pursuant to Section 15 including a request for such rectification, including written notice that the Agreement may otherwise be terminated; or

ii.	if the other Party should enter into liquidation, become insolvent or enter into composition or statutory reorganization proceedings.

11.3	Provisions regarding indemnification, intellectual property, confidentiality, governing law and disputes shall survive the termination of the Agreement. The same shall apply to any other provision of the Agreement, which by its nature is intended to survive the termination hereof.

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12.	Confidentiality

12.1	Each Party (including each Rights Holder) agrees not to disclose Confidential Information of the other Party received in connection with this Agreement to any third party. Each Party (including each Rights Holder) agrees not to use any such Confidential Information of the other Party for any purpose other than as set out in this Agreement without the prior written consent of the other Party in each specific case. Each Party reserves all rights in its Confidential Information, or any other information disclosed hereunder, and no rights or obligations other than those explicitly stated herein are granted or to be implied from this Agreement.

12.2	Nothing in this Section 12 shall prevent AVROBIO from using or disclosing Confidential Information of the Rights Holders as reasonably required in connection with the exercise of rights granted to it hereunder or from disclosing such Confidential Information to its affiliates and to its or its affiliates’ directors, employees, consultants, advisors and Board members and to its or its affiliates’ potential and future collaborators, licensees, sublicensees, permitted acquirers and assignees, investment bankers, investors and lenders; provided, however, that such recipients shall be bound by confidentiality provisions that are customary and reasonable in light of the circumstances of such disclosure, meaning, in no event, less than a reasonable standard of care and a confidentiality undertaking which will remain in force for at least [***] from disclosure.

12.3	The obligations of confidentiality set forth herein do not apply to information that:

i.	was in the public domain at the time of disclosure or that has come into the public domain thereafter otherwise than through a breach of this Agreement or the Contract Research Agreement by the receiving Party (including by any receiving Rights Holder) or by LU;

ii.	the receiving Party can show was already known to that Party at the time of disclosure from a source other than the disclosing Party;

iii.	is developed by the receiving Party without use or reference to the Confidential Information of the disclosing Party; and/or

iv.	has been legitimately disclosed to the receiving Party on a non-confidential basis by a third party, and independently of, the disclosing Party.

12.4	Notwithstanding any other provision hereof, it shall not be a violation of this Agreement for the receiving Party to disclose Confidential Information of the disclosing Party to the extent such disclosure is required to comply with applicable laws or governmental regulations, provided that the receiving Party provides prior written notice of such required disclosure to the disclosing Party and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

12.5	The Parties note that certain publication rights have been granted to LU under the Contract Research Agreement and (he Parties acknowledge and agree that such publication rights will apply in accordance with the terms of the Contract Research Agreement, irrespective of the terms of this Agreement.

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13.	Assignment

No Party (including any individual Rights Holder) may wholly or partly assign or pledge its rights and/or obligations under this Agreement to any third party without the prior written consent of the other Party which, for the Rights Holders with respect to any assignment by AVROBIO, may be provided by Dr. Stefan Karlsson, such consent to not be unreasonably withheld. Notwithstanding the foregoing, AVROBIO may, without such consent, but with notice to the Rights Holders, assign this Agreement, in whole or in part, (a) in connection with the transfer or sale of all or substantially all of its assets or the line of business to which this Agreement relates, (b) to a successor entity or acquirer in the event of a merger, consolidation or change of control, or (c) to any affiliate. Any purported assignment in violation of the preceding sentences will be void. Any permitted assignee will assume the rights and obligations of its assignor under this Agreement.

14.	Amendments

14.1	Any amendments to this Agreement shall be made in writing and signed by AVROBIO and all Rights Holders.

14.2	For the avoidance of any doubt, this Agreement shall not be deemed to modify the terms of any agreement that is solely between any two of the Parties hereto or of the Contract Research Agreement, including any confidentiality obligations under the Contract Research Agreement that may be applicable to the Rights Holders.

15.	Notices

15.1	Any notice required or permitted to be given under this Agreement shall be in writing and shall be (a) delivered personally, (b) sent by registered mail, return receipt requested, postage prepaid, or (c) sent by a nationally-recognized courier service guaranteeing next-day or second day delivery, charges prepaid, to the notice address(es) of the other Party set forth below, or at such other address(es) as may from time to time be furnished by similar notice by the relevant Party. The effective date of any notice under this Agreement shall be the date of confirmed receipt by the receiving Party.

If to AVROBIO:

AVROBIO, Inc.

400 Technology Square, 10th Floor

Cambridge, MA 02139, USA

Attn: Chief Executive Officer

If to the Rights Holders:

Maria Dahl

Stefan Karlsson

BMC A12, Molecular Medicine and Gene Therapy

Lund University

Lund 22184 Sweden

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15.2	For clarity, each Rights Holder agrees that any notice to the Rights Holders given in accordance with this Section 15 shall be deemed sufficient and effective, and the Rights Holders shall be responsible for determining by separate written agreement among themselves how each individual Rights Holder is to become informed of any notice given by AVROBIO hereunder.

16.	Governing Law and Disputes

16.1	This Agreement shall be governed by and construed in accordance with the laws of Sweden, without reference to its conflict-of-laws rules.

16.2	Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall first be referred to mediation in accordance with the Mediation Rules of the Arbitration Institute of the Stockholm Chamber of Commerce, unless AVROBIO or all of the Rights Holders acting unanimously objects.

16.3	If AVROBIO or all of the Rights Holders acting unanimously objects lo mediation or if the mediation is terminated, the dispute shall be finally resolved by arbitration in accordance with the Rules for Expedited Arbitrations of the Arbitration Institute of the Stockholm Chamber of Commerce. The seat of arbitration will be London, England.

16.4	The language to be used in the arbitral proceedings shall be English.

16.5	Each Party undertakes and agrees that all information disclosed in the course of arbitral proceedings conducted with reference to this arbitration clause, as well as any decision or award that is made or declared during the proceedings, will be kept strictly confidential. This notwithstanding, a Party shall not be prevented from disclosing such information in order to safeguard in the best possible way his rights vis-a-vis the other Party in connection with the dispute, or if such information must be disclosed pursuant to law, statute, regulation, a decision by an authority, a stock exchange contract or similar.

Signature page follows

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Place: Cambridge, MA	Place: Lund

Date: Jan. 30th, 2017	Date: January 27, 2017

AVROBIO INC.	DR. STEFAN KARLSSON

Signature: /s/ Geoff MacKay	Signature: /s/ Stefan Karlsson
Name: Geoff MacKay	Name: Stefan Karlsson

Place: Lund, Sweden

Date: January 26, 2017

MARIA DAHL

Signature: /s/ Maria Dahl
Name: Maria Dahl

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Appendix I

TECHNOLOGY

[***]

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